Spectrum
Facilitating
Technologies, LLC

"Facilitating Asset Development"

SERVICE AGREEMENT

This Service Agreement ("Agreement") is entered into by and between Dubois Partners, LLC ("Client"), a Nevada limited liability company, and Spectrum Facilitating Technologies, LLC ("Spectrum"), a Nevada/Florida limited liability company.

<u>WITNESSETH</u>:

WHEREAS, Spectrum provides specialized services, including, but not limited to, facilitating and due diligence;

WHEREAS, Client wishes to retain Spectrum to perform certain facilitation and due diligence services to identify, verify and report upon the validity of certain assets and business development plans of the Client;

WHEREAS, Spectrum agrees to be retained to provide certain Services, hereinafter defined, to Client; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Client and Spectrum hereto do mutually agree as follows:

1. <u>Engagement</u>. Client hereby engages Spectrum to perform the Services, hereinafter defined, and Spectrum hereby accepts such appointment on the terms and covenants set forth herein and agrees to use its best efforts in providing said Services.

2. <u>Independent Contractor</u>. Spectrum shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

   A. Spectrum shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner or controlling person of Client, and Spectrum shall have no power to enter into any agreement or binding commitment on behalf of Client;

   B. Spectrum shall not have or be deemed to have, fiduciary obligations or duties to Client and shall be free to pursue, conduct and carry on for its own account, or for the account of others, such activities, employment, ventures, businesses and other pursuits as Spectrum, in its sole discretion, may elect; and

   C. Notwithstanding the above, no activity, employment, venture, business or other pursuit of either Party during the term of this Agreement shall conflict with either Party's obligations under this Agreement or be adverse to either Party's interests during the term of this Agreement.

Client Initials: ______ Spectrum Initials: ______

3. Services. Spectrum agrees to perform the following services it deems reasonably necessary (collectively, "Services"):

   A. *Due Diligence and Facilitating Services.* Spectrum, or any third-party professional it may hire to assist in providing the Services, shall provide certain due diligence and facilitating services to Client on a best efforts basis. Client hereby acknowledges that these services cannot be successfully completed without Client's full cooperation and active engagement. The general procedures and cooperation necessary for completing successful due diligence and facilitating services include:

      i. *Initial Review.* Spectrum shall conduct a thorough examination of all corporate documents, filings, reports, business plans, etc. An initial list of the required documents Spectrum needs to complete this initial review is attached hereto as Exhibit A;

      ii. *Inspection.* Spectrum shall perform inspections of Client's project, its properties, personnel, other companies and subsidiaries, and all assets. In some instances and in order to perform the Services, Spectrum may require a qualified third-party expert to perform said inspections on behalf of Spectrum;

      iii. *Investigation.* After all inspections are completed Spectrum shall conduct a thorough open investigation of each proposed step of the planned project.

   B. *Non-Exclusive.* Spectrum acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided and that Client is free to engage other parties to provide services and products similar to those being provided by Spectrum hereunder.

   C. *Availability.* Spectrum agrees to make itself available to the officers and directors of Client at such mutually agreed upon place, or via the telephone, during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of performing the Services in this Agreement.

   D. *Best Efforts Basis.* Spectrum shall devote such time and effort as it deems commercially reasonable under the circumstances to the affairs of Client as is reasonable and adequate to render the Services outlined in this Agreement. Spectrum is not responsible for the performance of any Services which are to be rendered hereunder without Client providing the necessary, accurate information in writing prior thereto, nor shall Spectrum include any Services that constitute the rendering of any legal opinions or the performance of work that is in the ordinary purview of professional legal counsel, certified public accountants, and/or investment bankers. Spectrum cannot guarantee any results from or on behalf of the Services it provides to Client.

4. Expenses. Client shall pay all reasonable expenses incurred by Spectrum while performing the Services. Reasonable expenses include, but are not limited to, airline travel (business class or first class), hotel lodging (four-star or above), and ground transportation (car or limousine). ANY INDIVIDUAL EXPENSE IN EXCESS OF $7,500 SHALL BE PRE-APPROVED BY CLIENT DH [initials]

5. Payment for Due Diligence and Facilitation Services. Client agrees to pay Spectrum a total of __________ (US$__________) for the performance of the Services as follows:

   A. ________________ dollar (US$________) retainer upon execution of this Agreement. This retainer becomes non-refundable as soon as Spectrum begins performing the Services; and

   B. ________________ dollar (US$________) completion fee payable upon completion of the Services and Client closing upon new capitalization. Spectrum estimates it will take approximately thirty to forty-five (30-45) days to complete the Services.

6. Client Acknowledgements. Client hereby acknowledges and agrees that:

   A. *Lender Financing.* Client acknowledges that any lender that may be introduced to Client shall have funds available before entering into any formal loan or equity exchange agreement with Client. Until such time, the Client is under no obligation and is free to seek alternate financing elsewhere;

   B. *Loan or Equity Exchange Fees.* Neither Spectrum nor any potential lender(s) and/or financier(s) assesses or collects any advance fees for the purpose of arranging any loan or equity exchange or for providing any guidance to Client with regard to obtaining a loan or equity exchange;

   C. *Lenders.* Client acknowledges that any lender that may be introduced to Client reserves the exclusive right to alter the conditions of any proposed loan or equity exchange, impose additional conditions, or to require additional security relating to said proposed loan or equity exchange. Neither Spectrum nor any lender introduced to Client shall incur any obligation or liabilities to Client until the final terms of any proposed loan or equity exchange are reduced to a formal agreement that is executed by all parties.

   D. *Information Provided.* Client, and its partners, shareholders, directors, officers, employees, and agents, shall provide Spectrum with full, accurate, fair and prompt disclosure of all of their business affairs. They shall promptly provide Spectrum any and all such information as may be requested. Client hereby represents that all said information shall be entirely truthful and accurate and shall not contain any omission, material or otherwise.

   E. *Spectrum's Duties.* Without limiting the generality of the foregoing, Spectrum assumes no obligation to arrange, attempt to arrange, or fund any loan or equity exchange nor shall it give any advice with regard to obtaining such a loan or equity exchange. Spectrum's sole function is to provide Client with the Services and Spectrum shall not act on Client's behalf in any other capacity.

   Both Parties hereby agree and fully acknowledge that Spectrum is retained solely to provide the Services described herein relating to the project that is associated with this Agreement. Spectrum makes no warranties or guarantees as to the results or outcome from the Services it provides Client under this Agreement.

7. Indemnity. Client, at its own expense, shall indemnify, defend and hold Spectrum, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses, including reasonable attorney's fees, resulting solely and directly from the Client's negligence or willful misconduct. Client shall not be required hereunder to defend, indemnify or hold harmless the Spectrum and/or its partners, shareholders, directors, officers, directors, employees and agents, or any of them, from any liability resulting from criminal negligence or wrongful acts of the party seeking indemnification or of any third-party.

8. Other Material Terms and Conditions.

   A. *Entire Agreement.* This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. This Agreement cannot be modified, changed or amended, except in writing signed by duly authorized representatives of both parties.

   B. *Conflict.* In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

Client Initials: ______

Spectrum Initials: ______

C. *Assignments*. The benefits of this Agreement shall inure to the benefit of the parties hereto, their respective successors and assignees and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D. *Notices*. Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for both parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder. The initial address for notice are:

Address for Client Notice:	Address for Spectrum Notice:
______________________	909 Beville Rd.
______________________	South Daytona, FL 32119

E. *Severability*. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

F. *Governing Law*. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Volusia County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

G. *Paragraph Headings*. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

H. *Counterparts*. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

I. *Injunctive Relief*. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Client and Spectrum hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

Client Initials: ______ Spectrum Initials: ______

J. *Attorney's Fees.* In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's reasonable attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, reasonable attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgement calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the ________ day of ________, 2009.

DuBois Partners, LLC
By [signature] Epicenter Oil & Gas LLC
Indigo-Energy, Inc
Client By: [signature]

Name of Authorized Signatory

[signature]
Witness Signature

Stanley L. Teeple
Witness Name

[signature] CEO
Spectrum Facilitating Technologies, LLC

DAVID HAMPTON
Name of Authorized Signatory

[signature]
Witness Signature

J. SCOTT SITRA
Witness Name

Client Initials: ______ [initials]

Spectrum Initials: [initials]